DGSE COMPANIES, INC. ANNOUNCES SALE OF ITS TWO PAWNSHOPS IN DALLAS TEXAS, RENEWAL AND EXTENSION OF CREDIT FACILITY WITH PRIMARY BANK

DALLAS, Texas  ( June 24 , 2009 ) – DGSE Companies, Inc. (NYSE Amex: “DGC”), which wholesales, retails and auctions fine watches, jewelry, diamonds and precious metal and rare coin products via traditional and Internet channels, today announced that it sold its two pawnshops in Dallas, Texas in an all cash transaction (approximately $1.3 million). In addition, the company said that it has renewed both revolving and term credit facilities with its primary bank.

 “We are pleased to have been able to sell our two pawnshops in an attractive all cash transaction for almost 62 percent of total 2008 total revenues for this activity.” noted William H. Oyster, President and Chief Operating Officer of DGSE Companies, Inc.  Mr. Oyster continued, “This sale and significant improvement in our operating metrics will provide us with the liquidity to take advantage of any opportunities that may become available in the current economic environment. The pawnshops accounted for 2 percent of 2008 revenues. The renewal of our credit facilities along with a reduction in our revolving loan balances of $400,000 is both an expression of confidence by our primary financial institution and a reflection of our current emphasis on cash generation and operational improvements in the current challenging economy.  Our current term facility has an outstanding balance of less than $350,000 and the usage of our revolving line has been reduced to approximately $3,200,000.”

DGSE Companies, Inc. wholesales, retails and auctions jewelry, diamonds, fine watches, and precious metal bullion and rare coin products to domestic and international customers through its Dallas Gold and Silver Exchange, Charleston Gold and Diamond Exchange, Superior Galleries and Superior Gold and Diamond Exchange subsidiaries as well as through the Internet. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country.  In addition to its retail facilities in Dallas and Euless, Texas, Charleston, South Carolina and Woodland Hills, California, the Company operates live Internet auctions which can be accessed at www.dgse.com and through Superior Galleries' website at www.sgbh.com. Real-time price quotations and real-time order execution in precious metals are provided on another DGSE web site at www.USBullionExchange.com. Wholesale customers can access our full vintage watch inventory through the restricted site at www.FairchildWatches.com. DGSE also purchases precious metals, rare coins, watches, diamonds and jewelry through www.Americangoldandsilverexchange.com and over 900 supporting websites. Through www.SuperiorPreciousMetals.com, we provide precious metals and rare coin investing and trading opportunities all across the United States.

The Company is headquartered in Dallas, Texas and its common stock trades on NYSE Amex Exchange under the symbol “DGC”.

This press release includes statements which may constitute 'forward-looking" statements, usually containing the words "believe", "estimate", 'project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, DGSE has presented non-GAAP financial measures such as EBITDA. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provide useful information to investors because they are an integral part of the Company's internal evaluation of operating performance. In addition, they are measures that DGSE uses to evaluate management's effectiveness. DGSE’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.